INUVO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS ON [●] AT [●] LOCAL TIME

CONTROL ID:

REQUEST ID:

The undersigned, a stockholder of Inuvo, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint John B. Pisaris and Wallace D. Ruiz, and each of them, proxy, with power of substitution, for and in the name of the undersigned to attend the special meeting of Stockholders of the Company to be held at the Company's offices located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201 on [●] at [●] local time, or at any adjournment or postponement thereof, and there to vote, as designated below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to [●].
INTERNET:	www.[●].com
PHONE:	1-800- [●]-[●]

Please ensure you fold then detach and retain this portion of this Proxy

SPECIAL MEETING OF THE STOCKHOLDERS OF INUVO, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	FOR	AGAINST	ABSTAIN
Proposal 1			
To adopt and approve the Agreement and Plan of Merger, dated as of November 2, 2018, as amended on March 1, 2019 (as it may be further amended from time to time, the "merger agreement"), by and among, ConversionPoint Technologies Inc., ConversionPoint Holdings, Inc., Inuvo, Inc. ("Inuvo"), CPT Merger Sub, Inc., and CPT Cigar Merger Sub, Inc.	☐	☐	☐
Proposal 2	**FOR**	**AGAINST**	**ABSTAIN**
To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Inuvo that is based on or otherwise relates to the completion of the Inuvo merger.	☐	☐	☐
Proposal 3	**FOR**	**AGAINST**	**ABSTAIN**
To adopt a certificate of amendment to Inuvo's articles of incorporation to increase the number of authorized shares of Inuvo common stock from 40,000,000 shares to 60,000,000 shares.	☐	☐	☐
Proposal 4	**FOR**	**AGAINST**	**ABSTAIN**
To adjourn the special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement or the articles amendment.	☐	☐	☐
Proposal 5			
To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.			

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2019 special meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS 1, 2, 3, AND 4.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1, 2, 3, AND 4, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2019

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)